EXHIBIT 1.1
MIDLANTIC OFFICE TRUST, INC.
SHARES OF COMMON STOCK
UNDERWRITING AGREEMENT
August [                    ], 2005
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209
Dear Sirs:
     Midlantic Office Trust, Inc., a Maryland corporation (the “Company”), and Midlantic Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as Representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of [12,750,000] shares (the “Initial Shares”) of common stock, par value $.01 per share, of the Company (“Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [1,912,500] additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto. The [12,750,000] Initial Shares and all or any part of the [1,912,500] Option Shares are hereinafter called, collectively, the “Shares.”
     In connection with the purchase and sale of the Initial Shares, the Company and the Operating Partnership will complete a series of transactions described in the Preliminary Prospectus (as defined herein) and the Prospectus (as defined herein) under the captions “Prospectus Summary — Our Formation Transactions” and “Certain Relationships and Related Party Transactions — Our Formation Transactions” (such transactions, including the transactions referenced in the next sentence, the “Formation Transactions”). As part of the Formation Transactions, (i) the Company entered into a license and non-competition agreement (the “License and Non-Competition Agreement”) with Bresler & Reiner, Inc. (“Bresler & Reiner”) and Charles S. Bresler, (ii) Bresler & Reiner (and its co-investors, as applicable) entered into purchase and sale agreements (the “Purchase and Sale Agreements”) with the Company and the Operating Partnership (or one or more of the Subsidiaries (as defined herein)) pursuant to which Bresler & Reiner (and its co-investors, as applicable) will agree to sell eight properties to the Operating Partnership (or one of the Subsidiaries) in exchange for approximately $196.1 million, including approximately $125.9 million of assumed debt, (ii) Bresler & Reiner will enter into an assignment agreement with the Company and the Operating Partnership (the “Assignment Agreement”) pursuant to which Bresler & Reiner will assign to the Operating Partnership (or one of the Subsidiaries) its right to purchase the Blue Bell Plaza property for approximately $32.0 million, including approximately $17.1 million of assumed debt (the Blue Bell Plaza property, together with the eight properties referred to in clause (i), the “Initial Properties”), (iii) the Company, in exchange for limited partnership units of the Operating Partnership (“Units”), will contribute to the Operating Partnership the net proceeds from the sale of the Initial Shares to the several Underwriters, (iv) the Operating Partnership will issue to Bresler & Reiner an aggregate of [255,000] LTIP units in consideration for executing the License and Non-Competition Agreement (plus such number as equals 2% of any Option Shares sold to the Underwriters), (v) the Company will effect a stock split in the form of a stock dividend so that Sidney M. Bresler, as a result of his ownership of the 1,000 shares of the Common Stock that he acquired in March 2005, will own [63,750] shares, (vi) the Operating Partnership will issue to the Company’s executive officers and non-employee directors an aggregate of approximately [147,000] LTIP units (such LTIP units, together with the LTIP units referred to in clause (iv), having the features described in the Prospectus under the caption “Management — LTIP Units,” the “LTIP Units”), (vii) the Operating Partnership will enter into an employee lease and transition services agreement (the “Employee Lease and Transition Services Agreement”) with Bresler & Reiner to support the Company’s operations for up to nine months following completion of the offering described in the Prospectus, and (viii) the existing property management agreements for the Initial Properties will be terminated and the Company or one of the Subsidiaries will enter into new property management agreements in respect of the Initial Properties as described in the Prospectus. In addition, to the extent any or all of the Option Shares are purchased by the several Underwriters, the Company, at the Option Closing Time for such purchase, will contribute to the Operating Partnership the net proceeds from the sale of such Option Shares. As used in this Agreement, the term “Formation Agreements” means (i) the Purchase and Sale Agreements; (ii) the Assignment Agreement; (iii) the License and Non-Competition Agreement, and (iv) the Employee Lease and Transition Services Agreement.
     The Company understands that the Underwriters propose to make a public offering of the Shares, subject to and in accordance with the terms hereof after this Agreement, has been executed and delivered.
     The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-11 (No. 333-124933) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof. The registration statement, as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A of the Securities Act Regulations), is hereinafter called the “Registration Statement,” except that, if the Company files any post-effective amendment to such registration statement that becomes effective prior to the Closing Time, “Registration Statement” shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The term “Preliminary Prospectus” means the preliminary prospectus, dated July 27, 2005, relating to the Shares, as such prospectus shall have been amended or supplemented from time to time prior to the date of the Prospectus. The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act

Regulations.
     The Company, the Operating Partnership and the Underwriters agree as follows:
1. Sale and Purchase
     (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $[                    ], the Company agrees to sell to the Underwriters the Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
     (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time, but not more than two times, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be earlier than three full business days nor later than five full business days after the exercise of such option, nor in any event prior to the Initial Closing Time (as hereinafter defined). If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
2. Payment and Delivery
     (a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least two full business days’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representative by the Company upon at least two full business days’ prior notice. The Company will use commercially reasonable efforts to cause the certificates representing the

Initial Shares to be made available for checking and packaging at least one full business day’s prior to the Initial Closing Time with respect thereto at the office of Friedman, Billings, Ramsey & Co., 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian or such other location as the parties may agree, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the “Initial Closing Time.”
     (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least two full business days’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified in writing to the Representative by the Company upon at least two full business days’ prior notice. The Company will use commercially reasonable efforts to cause the certificates representing the Option Shares to be made available for checking and packaging at least one full business days’ prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.
     (c) Directed Shares. It is understood that approximately [255,000] shares of the Initial Shares (“Directed Shares”) initially will be reserved by the Underwriters for offer and sale to directors, officers, employees and persons designated by the Company (“Directed Share Participants”) upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “Directed Share Program”). To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any of the Directed Share Participants on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.
3. Representations and Warranties of the Company and the Operating Partnership
     The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriters that:
     (a) the Company has an authorized capitalization, and will have immediately after the Closing Time for the purchase and sale of the Initial Shares, an actual capitalization, as set forth in the Prospectus; the outstanding shares of capital stock or, as applicable, partnership or membership interests, of the Company and each subsidiary of the Company, including the Operating Partnership and its subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”), have been duly authorized and validly issued and are fully paid and, with respect to shares of capital stock, membership interests and limited partnership interests, non-

assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act), and, except as disclosed in the Prospectus, all of the outstanding shares of capital stock or partnership or membership interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim, and, except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable or redeemable for any capital stock or other equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable or redeemable securities or obligations, or any such warrants, rights or options;
     (b) each of the Company and the Subsidiaries (all of which Subsidiaries are named in Exhibit 21.1 to the Registration Statement) has been duly incorporated or organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective assets and to conduct its respective business as described in the Registration Statement and the Prospectus and, in the case of each of the Company and the Operating Partnership, to execute and deliver this Agreement and the Formation Agreements to which it is a party and to consummate the transactions contemplated herein and therein;
     (c) each of the Company and the Subsidiaries is duly qualified and is in good standing in each jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a material adverse effect on (i) the performance of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, the consummation of the Formation Transactions), (ii) the assets, business, operations, earnings, prospects or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, or (iii) the assets to be acquired upon consummation of the Formation Agreements, taken as a whole, or the operations or earnings thereof (a “Material Adverse Effect”); except as (i) disclosed in the Prospectus, (ii) in accordance with the terms of the indebtedness proposed to be assumed by the Company in connection with its proposed acquisition of the Initial Properties or (iii) as may be required by law, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s assets to the Company or to any other Subsidiary; other than as disclosed in the Prospectus and other than the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any limited liability company, partnership, joint venture or other association;
     (d) the agreement of limited partnership of the Operating Partnership (the

“Partnership Agreement”) has been duly and validly authorized, executed and delivered by or on behalf of Midlantic Office Properties, LLC, as the general partner of the Operating Partnership (the “General Partner”), and the Company as a limited partner of the Operating Partnership and constitutes a legal, valid and binding agreement of such parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity;
     (e) upon completion of the offering of the Shares, (i) the Company will be a holder of Units representing a limited partner interest in the Operating Partnership in the amount described in the Prospectus, (ii) the General Partner will be the holder of the sole general partner interest in the Operating Partnership, free and clear of any pledge, lien, encumbrance, security interest or other claim, and (iii) the Company will own a 100% membership interest in the General Partner, free and clear of any pledge, lien, encumbrance, security interest or other claim;
     (f) the Company and the Subsidiaries are, and will be upon consummation of the Formation Transactions, in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates except where any failures to be in compliance could not reasonably be expected to have a Material Adverse Effect;
     (g) the conduct of business by the Company and the Subsidiaries as presently and proposed to be conducted is not subject to continuing supervision or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the Subsidiaries conducts or proposes to conduct such business, except (i) as described in the Prospectus or (ii) such supervision and examinations as is applicable to commercial enterprises and public companies generally.
     (h) neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets is bound, except for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
     (i) the execution, delivery and performance of this Agreement and the Formation Agreements, and consummation of the transactions contemplated herein or therein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event that with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets (including those to be acquired upon consummation of the Formation Transactions) may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such conflicts, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) except as disclosed in the Prospectus, result in the creation or imposition of any material lien, charge, claim or encumbrance upon any asset of the Company or any Subsidiary or any of the assets to be acquired pursuant to the Formation Agreements;
     (j) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
     (k) the execution and delivery and performance of the Formation Agreements and each of the documents, agreements and instruments executed and delivered in connection therewith, and the consummation of the transactions contemplated by the foregoing, has been duly authorized by all necessary corporate or other action by the Company and the Subsidiaries including, but not limited to, any vote of the stockholders or other holders of equity interests that may be required by applicable organizational document, state law or the requirements of the New York Stock Exchange; the Formation Agreements are in full force and effect on the date hereof and are the legal, valid and binding agreements of the parties thereto enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and neither the Company or any of the Subsidiaries nor, to the knowledge of the Company, any of the other parties thereto is in breach or default of its obligations thereunder (nor has any event occurred that with notice, lapse of time, or both would constitute a breach of, or default thereunder, by the Company or, to the knowledge of the Company, any of the other parties thereto); the Formation Agreements and documents contemplated thereby are sufficient to effect the valid transfer to the Operating Partnership of all real property and other assets described in the Prospectus as being transferred to the Operating Partnership in connection with the Formation Transactions, upon payment of the consideration therefor;
     (l) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Company’s sale and delivery of the Shares or in connection with the execution, delivery and performance of the Formation Agreements or the consummation of the transactions contemplated therein by the Company or any Subsidiary party thereto, or, to the knowledge of the Company, any other party thereto, other than (i) such as have been obtained, or will have been obtained at the Initial Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (iv) such approvals, authorizations, consents or orders or filings, the absence of which could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

     (m) each of the Company and the Subsidiaries has, and will have upon consummation of the Formation Transactions, all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Prospectus;
     (n) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and, to the knowledge of the Company, the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;
     (o) the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any amendments or supplements to the Registration Statement or Prospectus will, as of their effective date or issue date, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus and any amendment or supplement thereto will not, as of the applicable issue date and at the Initial Closing Time and at each Option Closing Time (if any), include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(b) hereof);
     (p) the Preliminary Prospectus was and the Prospectus and any further amendments or supplements thereto delivered to the Underwriters for use in connection with this offering will be identical to the respective version of the Preliminary Prospectus, Prospectus and any further amendments or supplements thereto created to be transmitted to the Commission under the

Securities Act for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;
     (q) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any prospectus or other offering material, other than the Preliminary Prospectus and the Prospectus, in connection with the offer and sale of the Shares;
     (r) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the assets of any such entity (including any to be acquired upon consummation of the Formation Transactions) are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, that could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;
     (s) the financial statements, including the related supporting schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as may be expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial data in the Registration Statement and the Prospectus under the captions “Summary Financial and Other Data,” and “Selected Financial and Other Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Registration Statement and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company, the Subsidiaries and the Initial Properties, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement or the Prospectus;
     (t) Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and on the statements of revenues and certain expenses of the Initial Properties are filed with the Commission as part of the Registration Statement and the Prospectus, and Ernst & Young LLP and any other accounting firm that has certified financial statements of the Initial Properties and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

     (u) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as stated in the Registration Statement and the Prospectus, there has not been (i) any change, or any development or event that could result in a change, that has had or reasonably could be expected to have, a Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole entered into or agreed to be entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests;
     (v) the Shares and the shares of Common Stock and Units (including the LTIP Units) issued or to be issued in connection with the Formation Transactions conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;
     (w) the Units (including the LTIP Units) to be issued in connection with the Formation Transactions have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement or by the Formation Agreements (to the extent applicable), will be validly issued, fully paid and, except to the to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of such Units by the Operating Partnership is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or the Operating Partnership or under any agreement to which the Company or any Subsidiary is a party or otherwise;
     (x) the Common Stock issued in the Formation Transactions has been duly authorized and is validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company other than as disclosed in the Prospectus, and the issuance and sale of such Common Stock by the Company was not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any of the Subsidiaries is a party or otherwise;
     (y) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise;
     (z) there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act except for the registration rights arising under the Partnership Agreement;

     (aa) the Common Stock has been registered under Section 12(b) of the Exchange Act and the Shares and the shares of Common Stock issued or to be issued in the Formation Transactions have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;
     (bb) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the New York Stock Exchange;
     (cc) all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary have been issued and sold in compliance in all material respects with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and the provisions of the organizational documents of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange; and the issuance and sale of the Units (including the LTIP Units) to be issued in the Formation Transactions will be exempt from registration or qualification under the Securities Act and state securities laws;
     (dd) the Company has not taken, and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (ee) none of the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;
     (ff) upon consummation of the Formation Transactions, the Company and the Subsidiaries will have good and marketable title in fee simple to all of the real property described in the Prospectus, and good title to all personal property owned (or to be owned upon consummation of the Formation Transactions) by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; any real property improvements, equipment and personal property held under lease (or to be held under lease upon the consummation of the Formation Transactions) by the Company or any Subsidiary will be held under valid, existing and enforceable leases except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles, with such exceptions as are disclosed in the Prospectus or do not materially interfere with the use made or proposed to be made of such property improvements, equipment and personal property by the Company or such Subsidiary; the Company or a Subsidiary will have obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on any real property to be owned in fee upon the consummation of the Formation Transactions, by the Company or any Subsidiary, that insures the Company’s or the Subsidiary’s fee interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located;
     (gg) all real property owned by the Company or a Subsidiary (or to be owned upon consummation of the Formation Transactions) is, to the knowledge of the Company and Bresler & Reiner, free of material structural defects and all material building systems contained therein are in satisfactory working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures; water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property except as could not reasonably be expected to have a Material Adverse Effect; except as described in the Prospectus, to the knowledge of the Company and Bresler & Reiner, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
     (hh) the mortgages and deeds of trust upon consummation of the Formation Transactions to be encumbering any real property owned in fee or leased by the Company or a Subsidiary (or to be owned or leased upon consummation of the Formation Transactions) (i) will not be convertible (in the absence of foreclosure) into an equity interest in the real property or in the Company or any Subsidiary, and none of the Company and the Subsidiaries will hold a participating interest therein, (ii) except as set forth in the Prospectus, will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (iii) will not be cross-collateralized to any property not owned by the Company or any of the Subsidiaries;
     (ii) there are no real property interests that any of the Company and the Subsidiaries directly or indirectly intends to acquire or lease, or any contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Subsidiaries of interests in real property that are required to be described in the Registration Statement or the Prospectus and are not so described;
     (jj) the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement or the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company, no party is in breach or default (with or without the passage of time or giving of notice or both) under any such agreements the effect of which could reasonably be expected to result in a Material Adverse Effect;
     (kk) the Company and the Subsidiaries own or possess, and upon completion of the Formation Transactions will own or possess, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and the Subsidiaries to conduct their businesses as described in the Registration Statement and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
     (ll) each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or any of the Subsidiaries; no tax deficiency has been asserted against any such entity, and the Company and the Subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries;
     (mm) the Company and each of the Subsidiaries have administered their “employee benefit plans” (as defined in ERISA) in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; the Company and the Subsidiaries have not incurred and do not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan,” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company or any of the Subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification;
     (nn) commencing with the taxable year ending December 31, 2005, the Company will be organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and the current and proposed method of operation of the Company and the Subsidiaries as described in the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code, and the Operating Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time;
     (oo) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and any code of ethics or business conduct adopted by the Company, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;
     (pp) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;
     (qq) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus that is not so disclosed;
     (rr) except as otherwise disclosed in the Prospectus, (i) none of the Company, the Subsidiaries, Bresler & Reiner or, to the knowledge of the Company and Bresler & Reiner, any other former owners of the Initial Properties or any other party has handled, stored, treated, transported, manufactured, spilled, leaked, discharged, dumped, transferred or otherwise disposed of Hazardous Materials (as hereinafter defined) on, in, under, to or from any of the Initial Properties, except in connection with the ordinary use of retail or commercial properties in compliance in all material respects with all applicable Environmental Statutes (hereinafter defined) and in a manner that could not reasonably be expected to result in a Material Adverse Effect; (ii) the Company does not intend to use the Initial Properties or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of Hazardous Materials except in connection with the ordinary use of retail or commercial properties owned by the Subsidiaries in compliance in all material respects with all applicable Environmental Statues and in a manner that could not reasonably be expected to result in a Material Adverse Effect; (iii) neither the Company nor Bresler & Reiner knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Initial Properties, or onto lands from which Hazardous Materials seep, flow or drain into such waters that could reasonably likely result in a Material Adverse Effect; (iv) none of the Company, the Subsidiaries and Bresler & Reiner has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule under common law, pertaining to Hazardous Materials on or originating from any of the Initial Properties or arising out of the conduct of the Company or any of the Subsidiaries, including without limitation a claim under or pursuant to any Environmental Statute that could reasonably be expected to result in a Material Adverse Effect; (v) none of the Initial Properties is included or, to the Company’s or Bresler & Reiner’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the Company’s or Bresler & Reiner’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other governmental authority; and (vi) the Company has obtained a phase I environmental assessment for each of the Initial Properties;
as used herein, “Hazardous Material” means any flammable explosives, radioactive substances, hazardous materials, hazardous wastes, toxic substances, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the assets described in the Registration Statement or the Prospectus;
     (ss) there are no costs or liabilities associated with the Initial Properties arising under any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
     (tt) none of the entities that prepared phase I environmental assessments or other environmental studies for or on behalf of the Company with respect to the Initial Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, officer, director or employee;
     (uu) (i) neither the Company nor Bresler & Reiner knows of any violation of any municipal, state or federal law, rule or regulation concerning the Initial Properties or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) the Initial Properties comply with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure could not reasonably be expected to result in a Material Adverse Effect; (iii) except as described in the Prospectus, none of the Company, the Subsidiaries and Bresler & Reiner has received any written notice from any governmental authority of any condemnation of or zoning change affecting any of the Initial Properties or any part thereof, and none of the Company and Bresler & Reiner knows of any such condemnation or zoning change that is threatened and that, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect; (iv) each lease of any portion of the Initial Properties constitutes the legal, valid and binding agreement of the parties thereto, and no party thereto is in default under any such lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any of such lease, except such failures to be legal, valid and binding and such defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (v) no tenant under any lease pursuant to which any portion of the Initial Properties is leased has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except for such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect;
     (vv) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect;
     (ww) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;
     (xx) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, equity holders (including Bresler & Reiner), customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and that is not so described in all material respects;
     (yy) neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (zz) there are no existing or, to the knowledge of the Company or the Subsidiaries, threatened labor disputes with the employees of the Company or any of the Subsidiaries;
     (aaa) no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered;

the Company has not offered, or caused the Representative to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer, borrower, tenant or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business;
     (bbb) the statistical and market related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate;
     (ccc) the Company has not relied upon the Representative or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares; and
     (ddd) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
4. Certain Covenants
     The Company and the Operating Partnership hereby, jointly and severally, agree with each Underwriter:
     (a) to furnish such information as may be required and otherwise to reasonably cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares; provided that neither the Company nor the Operating Partnership shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation or partnership;
     (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, to endeavor to cause such post-effective amendment to become effective as soon as possible;
     (c) to prepare the Prospectus in a form reasonably approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time)) on the second day following the execution and delivery of this Agreement, or on such other day as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act

Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
     (d) if necessary or appropriate, timely file the Rule 462(b) Registration Statement;
     (e) to advise the Representative promptly and, if requested by the Representative, to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective;
     (f) to advise the Representative promptly, and, if requested by the Representative, to confirm such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and, except to the extent required by law, to file no such amendment or supplement to which the Representative shall reasonably object in writing;
     (g) to advise the Underwriters promptly of the happening of any event known to the Company or the Operating Partnership within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations that, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act and the Securities Act Regulations and, during such time, to prepare and furnish promptly to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act and the Securities Act Regulations;
     (h) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company after consultation with the Representative, be required by the Securities Act or Securities Act Regulations or requested by the Commission;

     (i) prior to filing with the Commission any 462(b) Registration Statement or amendment to the Registration Statement or supplement to the Prospectus or any prospectus pursuant to Rule 424 under the Securities Act, to furnish for review a copy thereof to the Representative and counsel for the Underwriters and, except to the extent required by law, not to file any such proposed 462(b) Registration Statement, amendment or supplement to which the Representative reasonably objects;
     (j) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;
     (k) to furnish to the Representative, not less than one business day before filing with the Commission subsequent to the date of the Prospectus and during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;
     (l) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;
     (m) to make generally available to its security holders and the Representative as soon as reasonably practicable an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act Regulations) covering a period of 12 months beginning after the end of the quarter which the effective date of the Registration Statement occurred;
     (n) to use its best efforts to maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded on the New York Stock Exchange;
     (o) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;
     (p) to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable, exchangeable or redeemable for Common Stock (including Units and LTIP Units), or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii)

above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing shall not apply to (A) grants of stock options, LTIP Units or restricted stock to employees, consultants or directors pursuant to an employee benefit plan in existence on the date hereof and described in the Registration Statement and the Prospectus (and the filing of a registration statement under the Securities Act on Form S-8 for such plan) or (B) issuances of Common Stock, Units or LTIP Units or other securities convertible into or exercisable, exchangeable or redeemable for Common Stock as consideration for the Company’s acquisition of (i) real property, (ii) loans with respect to real property, or (iii) entities that own or control real property;
     (q) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which causes or results in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) except as contemplated herein, sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) except as contemplated herein, pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;
     (r) to use its best efforts to cause Bresler & Reiner and each executive officer and director of the Company (including those individuals identified in the Prospectus as becoming an executive officer or director of the Company after the Initial Closing Time) to furnish to the Representative, prior to the first Initial Closing Time, a letter or letters, substantially in the form of Exhibit A hereto;
     (s) to obtain or maintain, as appropriate, Directors and Officers liability insurance in the minimum amount of [$                    ], which shall apply to the offering contemplated herein;
     (t) to comply with all of the provisions of any undertakings in the Registration Statement and to file with the Commission such reports as may be required pursuant to Rule 463 of the Securities Act Regulations;
     (u) to use its best efforts to meet the requirements to qualify as a REIT under the Code for its taxable year ending December 31, 2005;
     (v) to use its best efforts not to invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act;
     (w) in connection with the Directed Share Program, to use its best efforts ensure that the Directed Shares will be restricted from sale, transfer, assignment, pledge or hypothecation to the extent required by the NASD or the NASD rules for a minimum period of 180 days following the date of the effectiveness of the Registration Statement; and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and
     (x) to use its best efforts to consummate, as promptly as practicable, the Formation Transactions as described in the Registration Statement and Prospectus and as provided in the

Formation Agreements as in existence on the date hereof.
5. Payment of Expenses
     (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of a reasonable number of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment) in accordance with the terms hereof; (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters; (iii) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (excluding reasonable legal fees and other disbursements of counsel for the Underwriters), and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers; (iv) filing for review of the public offering of the Shares by the NASD (excluding legal fees and other disbursements of counsel for the Underwriters but including NASD filing fees); (v) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (vi) the fees and expenses incurred in connection with the inclusion of the Shares in the New York Stock Exchange; (vii) all costs and expenses incident to the travel and accommodation of employees of the Company in making road show presentations with respect to the offering of the Shares, including charter and commercial flight expenses, car and limousine expenses and costs of road show luncheons; (viii) costs and expenses of any internet road show; (ix) CommScan database fees; (x) preparing and distributing six bound volumes of transaction documents for the Representative and their legal counsel; and (xi) the performance of the Company’s and the Operating Partnership’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.
     (b) The Company agrees to reimburse the Representative for its out-of-pocket expenses, up to a maximum amount of $350,000 in connection with the performance of its activities under this Agreement (or up to a maximum of $275,000 if this Agreement in terminated for any reason), including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, including the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc. The Company agrees that the Underwriters may deduct from the aggregate purchase price for the Initial Shares or the Option Shares otherwise payable to the Company pursuant to this Agreement the amounts for which the Representative is entitled to reimbursement pursuant to this subsection (b) and any additional amounts the Representative incurs on behalf of the Company that are payable by the Company pursuant to subsection (a) above; provided, however, the Underwriters provide the Company in writing and in advance with a description of all such expenses in reasonable detail and the Company does not reasonably object thereto.
6. Conditions of the Underwriters’ Obligations

     The obligations of the Underwriters hereunder to purchase Shares at the Initial Closing Time or at each Option Closing Date, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership hereunder on the date hereof and at the Initial Closing Time and at each Option Closing Date, as applicable, the performance by the Company and the Operating Partnership of their respective obligations hereunder and the satisfaction of the following further conditions at the Initial Closing Time or at each Option Closing Date, as applicable:
     (a) The Company shall furnish to the Representative at the Initial Closing Time and at each Option Closing Time an opinion of Hunton & Williams LLP, counsel for the Company and the Subsidiaries, addressed to the Representative on behalf of the Underwriters and dated the Initial Closing Time and each Option Closing Time and in form and substance reasonably satisfactory to DLA Piper Rudnick Gray Cary US LLP, counsel for the Underwriters, stating as provided on Exhibit B attached hereto.
     (b) The Company shall furnish to the Representative at the Initial Closing Time and at each Option Closing Time an opinion of Venable LLP, special Maryland counsel of the Company, addressed to the Representative on behalf of the Underwriters and dated the Initial Closing Time and each Option Closing Time and in form and substance satisfactory to DLA Piper Rudnick Gray Cary US LLP, counsel for the Underwriters, stating as set forth on Exhibit C attached hereto.
     (c) The Company shall furnish to the Representative at the Initial Closing Time an opinion of Shaiman, Drucker, Beckman, Sobel & Stuttman, LLP, company counsel to Bresler & Reiner, addressed to the Representative on behalf of Underwriters and dated the Initial Closing Time in form and substance satisfactory to DLA Piper Rudnick Gray Cary US LLP, counsel for the Underwriters, stating as set forth on Exhibit D.
     (d) The Representative shall have received from Deloitte & Touche LLP a letter dated as of the date of this Agreement, the Initial Closing Time and each Option Closing Time, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements, including pro forma financial statements, of the Company and the Initial Properties and such other matters customarily covered by comfort letters issued in connection with registered public offerings.
     (e) The Representative shall have received at the Initial Closing Time and at each Option Closing Time the favorable opinion of DLA Piper Rudnick Gray Cary US LLP, dated the Initial Closing Time or such Option Closing Time, addressed to the Representative on behalf of the Underwriters and in form and substance satisfactory to the Representative.
     (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.
     (g) Prior to the Initial Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and (iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (h) All filings with the Commission required by Rule 424 and Rule 430A under the Securities Act to have been filed by the Initial Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.
     (i) The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
     (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (k) The Representative shall have received lock-up agreements from Bresler & Reiner and each executive officer and director of the Company (including those individuals identified in the Prospectus as becoming an executive officer or director of the Company after the Initial Closing Time) in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.
      (l) The Representative shall have received at or before the Initial Closing Time and at each Option Closing Time, a certificate of the Company’s Chairman of the Board, President and Chief Executive Officer or Chief Financial Officer, to the effect that:
           (i) the representations and warranties of the Company and the Operating Partnership in this Agreement that are not qualified by materiality or Material Adverse Effect are true and correct in all material respects and the representations and warranties of the Company and the Operating Partnership in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct in all respects, as if made on and as of such date, and the Company and the Operating Partnership have complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the date hereof;
           (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;
           (iii) the Registration Statement, when it became effective, did not, and the Prospectus, as of its date or the date of such certificate, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus that has not been so set forth; and

           (iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and except as stated in the Prospectus, there has not been (A) any change, or any development or event that could result in a change, that has had or could reasonably be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, or (E) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any Subsidiary.
7. Termination
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Initial Closing Time or the Option Closing Time, (a) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if, in the judgment of the Representatives, there has been since the respective dates as of which information is given in the Registration Statement, any change, or any development or event that could result in a change, that has had or reasonably could be expected to have, a Material Adverse Effect, or any material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (c) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, any terrorist or similar attack) or change in national or international economic, political or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (d) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission or any other governmental authority, or (e) a general banking moratorium shall have been declared by any federal, Maryland or New York authorities, or (f) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated that, in the reasonable opinion of the Representatives, will have a Material Adverse Effect, or (g) the Company or any of the Subsidiaries or any of the Initial Properties shall have sustained a loss by labor dispute, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, of such character as in the sole judgment of the Representative materially adversely affects or will materially adversely affect the business of the Company or the Subsidiaries taken as a whole, or (h) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs that, in the reasonable judgment of the Representative, has a material adverse effect on the securities markets in the United States.
     If the Representative elects to terminate this Agreement as provided in this Section 7, the

Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.
     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
8. Increase in Underwriters’ Commitments
     If any Underwriter shall default at the Initial Closing Time or at an Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares that such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 48-hour period, (a) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares that it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (b) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party (other than the defaulting Underwriter), except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.
     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Initial Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement. Nothing in this Section 8 shall relieve a defaulting Underwriter from liability for its default.
9. Indemnity and Contribution by the Company, the Operating Partnership and the Underwriters
     (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their affiliates, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, any such Underwriter or controlling person or affiliate may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty of the Company or the Operating Partnership contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Preliminary Prospectus and any other preliminary prospectus, the Prospectus and any amendment or supplement thereto and any prospectus wrapper material distributed to residents of Canada or other foreign jurisdictions), or (iv) any omission or alleged omission to state a material fact required to be stated in the Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or Prospectus; and except that, with respect to the Preliminary Prospectus or other preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, expense, liability, damage, or claim purchased Shares, or any person controlling such Underwriter, or any of their affiliates, if copies of the Prospectus were timely delivered to the Underwriter and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, expense, liability, damage, or claim. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.
     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company and the Operating Partnership shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company or the Operating Partnership of any obligation hereunder, except to the extent that their ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company and the Operating Partnership shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and the Operating Partnership (in which case neither the Company nor the Operating Partnership shall have the right to assume or direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the

Operating Partnership and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).
     (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Operating Partnership, the Company’s directors, the Company’s officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their affiliates, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) that, jointly or severally, the Company, the Operating Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement or the Prospectus, or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading; provided, however, that the statements in the [___] paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(o) and this Section 9. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have.
     If any action is brought against the Company, the Operating Partnership or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representative will not relieve the Underwriters of any obligation hereunder, except to the extent that their ability to defend is actually impaired by such failure or delay. The Company, the Operating Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them that are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to assume or direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriters and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

     (c) The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify (to the extent provided in this Section 9) the indemnified party against any loss, expense, liability, damage or claim by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could reasonably have been a party and indemnity was or could reasonably have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership and by the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Operating Partnership and of the Underwriters in connection with the statements or omissions that resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership and by the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions and expenses of the Underwriters paid by the Company but before deducting expenses otherwise incurred by or on behalf of the Company) received by the Company (which, for purposes of this subsection, account for the relative benefits received by the Operating Partnership) bear to the underwriting discounts and commissions plus reimbursed expenses received by the Underwriters. The relative fault of the Company and the Operating Partnership and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
     (e) The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in clause (i) and, if applicable clause (ii), of subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter plus reimbursed expenses. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 9, each officer and director of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Section 15 of the Securities Act and Section 20 of the Exchange Act and each of their affiliates shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each of their affiliates shall have the same rights to contribution as the Company.
     (f) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls any Underwriter or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by the Company or delivered to and not objected to by the Company or its counsel for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program.
10. Survival
     The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Operating Partnership contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Operating Partnership or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. That certain letter agreement dated February 9, 2005, between Friedman, Billings, Ramsey & Co. and Bresler & Reiner, Inc., as it may be subsequently amended, shall survive the execution, delivery, performance and termination of this Agreement (except as otherwise provided therein and herein), and the Company agrees to the appointment of Friedman, Billings, Ramsey & Co., Inc. contained in Section 2 thereof. In the event of any inconsistency between the letter agreement and this Agreement with respect to expense reimbursement as provided in Section 5 of this Agreement, the provisions of this Agreement shall control. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices
     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department, or if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 11200 Rockville Pike, Suite 502, Rockville, Maryland 20852.
12. Governing Law; Headings
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
13. No Fiduciary Relationship
     Each of the Company and the Operating Partnership acknowledge and agree that (i) it is contracting with the Underwriters on an arm’s length basis to provide the services described herein, (ii) the Underwriters are not acting in a fiduciary capacity with respect to it, and (iii) the Underwriters are not assuming any duties or obligations in connection with the offering of the Shares, other than those expressly set forth in this Agreement. Further, the Company and the Operating Partnership acknowledge and agree that it is not their intention to create a fiduciary relationship among the parties to this Agreement.
14. Parties at Interest
     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership and the controlling persons, directors and officers and affiliates referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
15. Counterparts and Facsimile Signatures
     This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes. If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.
Very truly yours,
MIDLANTIC OFFICE TRUST, INC.

By:

Name:

Title:

MIDLANTIC PARTNERSHIP, LP

By:	Midlantic Office Properties, LLC, its sole general partner

	By:	Midlantic Office Trust, Inc., its sole member

By:

Name:

Title:

Accepted and agreed to as
of the date first above written:
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:

Name:

Title:

For themselves and as Representative of the other
Underwriters named on Schedule I hereto.

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